Exhibit 3.86

STATE OF NEVADA

ROSS MILLER Secretary of State		SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings

OFFICE OF THE SECRETARY OF STATE

Certified Copy
January 30, 2013

Job Number:	C20130130-0398
Reference Number:	00003797501-62
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20060217192-40	Articles of Organization	2 Pages/1 Copies
20110440984-63	Amendment	2 Pages/1 Copies

Respectfully,

/s/ Ross Miller
ROSS MILLER
Secretary of State

Certified By: Joann Larson Certificate Number: C20130130-0398 You may verify this certificate online at http://www.nvsos.gov/

Commercial Recording Division

202 N. Carson Street

Carson City, Nevada 89701-4069

Telephone (775) 684-5708

Fax (775) 684-7138

 DEAN HELLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz Articles of Organization Limited-Liability Company (PURSUANT TO NRS 86) Filed in the office of Document Number /s/ Dean Heller 20060217192-40 Dean Heller Secretary of State State of Nevada Filing Date and Time 04/05/2006 1:32 PM Entity Number E0253242006-3 ABOVE SPACE IS FOR OFFICE USE ONLY 1. Name of Limited-Liability Company: SC Rancho Development, LLC Check box if a Series Limited- Liability Company  2. Registered Agent Name and Street Address: (must be a Nevada address where process may be [ILLEGIBLE] Richard J. Haskins Name 2411 West Sahara Avenue Las Vegas NEVADA 89102 Physical Street Address City Zip Code Additional Mailing Address City State Zip Code 3. Dissolution Data: (OPTIONAL-see Instructions) Latest date upon which the company is to dissolve (if existence is not perpetual): 4. Management: (check one) Company shall be managed by  Manager(s) OR  Members 5. Names Addresses of Manager(s) or Members: (attach additional pages as necessary) Station Casinos, Inc. Name 2411 West Sahara Avenue Las Vegas NV 89102 Address City State Zip Code Name Address City State Zip Code Name Address City State Zip Code 6. Names, Addresses and Signatures of Organizers: (If more than one organizer attach additional page). Daniel Norr /s/ Daniel Norr Name Signature 300 South Fourth Street, Suite 1200 Las Vegas NV 89101 Address City State Zip Code 7. Certificate of Acceptance of Appointment of Registered Agent: I hereby accept appointment as Resident Agent for the above named limited-liability company [ILLEGIBLE] Authorized Signature of R.A. or On Behalf of R.A. Company Date 4/5/05 This form must be accompanied by appropriate fees. Nevada Secretary of State AM 86.221 Amend 2007 Revised on: 01/01/07 SEE ATTACHMENT

ATTACHMENT TO

ARTICLES OF ORGANIZATION

OF

SC RANCHO DEVELOPMENT, LLC

The Articles of Organization of SC Rancho Development, LLC (the “Company”) consist of the articles set forth on the preceding page and the additional articles set forth on this Attachment as follows:

8.                                      Registered Office.

The Company may, from time to time, in the manner provided by law, change the resident agent and the registered office in the State of Nevada. The Company may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada.

9.                                      Management.

The management of the Company shall be vested in its manager or managers in the manner prescribed by the Company’s operating agreement. The name and address of the person who is to serve as the Company’s initial manager is set forth in Article 5 on the preceding page.

10.                               Payment of Expenses

In addition to any other rights of indemnification permitted by the laws of the State of Nevada as may be provided for by the Company in these Articles of Organization, the Company’s operating agreement or any other agreement, the expenses of members and managers incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such members or managers in their capacities as members or managers of the Company, must be paid by the Company, or through insurance purchased and maintained by the Company or through other financial arrangements made by the Company as permitted by the laws of the State of Nevada, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an unsecured undertaking by or on behalf of the members or managers to repay the amount if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified by the Company.

Any repeal or modification of this Article 10 approved by the members of the Company shall be prospective only. In the event of any conflict between this Article 10 and any other article of the Company’s Articles of Organization, the terms and provisions of Article 10 shall control.

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ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (776) 684 5708 Website: secretaryofstate.biz

Amendment to Articles of Organization (PURSUANT TO NRS 86.221)	Filed in the office of	Document Number
	/s/ Ross Miller	20110440984-63
	Ross Miller Secretary of State State of Nevada	Filing Date and Time
06/14/2011 12:19 PM
Entity Number
E0253242006-3

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Organization

For a Nevada Limited-Liability Company

(Pursuant to NRS 86.221)

1. Name of limited-liability company:
SC Rancho Development, LLC

2. The company is managed by:	☒ Managers	OR	☐ Members
(check only one box)
3. The articles have been amended as follows (provide articles numbers, if available)*:

Articles 4 and 5 of the Articles of Organization are hereby amended as set forth below:

Article 4.	Management: “The Company shall be managed by Member(s).”

Article 5.	Name(s) and address(es) of each Member:

Name: NP Opco LLC

Address: 1505 South Pavilion Center Drive, Las Vegas, NV 89135

*** See attachment for provision re effective date of this Certificate of Amendment.***

4. Signature (must be signed by at least one manager or by a managing member):

/s/ Thomas M. Friel
Signature

Treasurer of the Manager

* 1) If amending company name, it must contain the words “Limited-Liability Company,” “Limited Company,” or “Limited,” or the abbreviations “Ltd.,” “L.L.C.,” or “L.C.,” “LLC” or “LC.” The word “Company” may be abbreviated as “Co.”

2) If adding managers, provide names and addresses.

FILING FEE: $175.00

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees	Nevada Secretary of State AM 80.221 Amend 2007
Revised on: 01/01/07

SEE ATTACHMENT

ATTACHMENT TO

CERTIFICATE OF AMENDMENT

TO ARTICLES OF ORGANIZATION OF

SC RANCHO DEVELOPMENT, LLC

The Certificate of Amendment to Articles of Organization of SC Rancho Development, LLC consists of the preceding page and the following additional provision:

EFFECTIVE DATE OF CERTIFICATE OF AMENDMENT

Pursuant to NRS 86.226(2), the effective date of this Certificate of Amendment to Articles of Organization is: June 15, 2011.

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